Exhibit 10.10

Limitation of Director Compensation

Due to restrictions on the amount of outside compensation permitted as a condition of Janice M.  Hamby’s employment with the National Defense University, she agrees that the maximum annual compensation she will receive as a member of the Board of Directors of Cubic Corporation will be $27,225.

This limit will remain in effect so long as she is an employee of the U.S. Government or until she and Cubic Corporation have been notified that the limit has changed, or no longer applies.

Cubic Corporation agrees to take such necessary actions to ensure that the compensation paid to Admiral Hamby does not exceed the above limitation, or such other limitation which may be applicable from time to time.

Dated: September 1, 2015

Cubic Corporation

By:	/s/ James R. Edwards	/s/ Janice M. Hamby
James R. Edwards		Janice M. Hamby
Senior Vice President,		Director
General Counsel & Secretary

9333 Balboa Avenue, San Diego, CA 92123 • P.O. Box 85587, San Diego, CA 92186-5587

858-277-6780 • Fax 858-277-1876

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